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                                                                 EXHIBIT 10.4(d)


BY FAX:  414-765-2625

November 6, 2002

Mr. Anthony Maggiore
Director, Capital Markets
Bank One, NA
111 East Wisconsin Ave., 4th Floor
Milwaukee WI 53201

Dear Mr. Maggiore:

In accordance with Section 2.5 (A) of the $250,000,000 Credit Agreement dated as of October 25, 2000 among Plexus Corp. and the parties thereto as lenders, Bank One, NA, as administrative agent, ABN Amro Bank N.V. as syndication agent and Firstar Bank, N.A. as documentation agent (the "Credit Agreement"), this letter is to request permanent reduction in availability under the Credit Agreement from $250,000,000 to $150,000,000 effective immediately.

Thank you very much.

Yours truly,




George W.F. Setton
Corporate Treasurer &
Chief Treasury Officer